Exhibit 10.41

November 15, 2021

Dear Brian,

Our team at Vapotherm, Inc. is pleased to invite you to join our organization in the position of Sr VP & CTO effective December 6, 2021 in accordance with the terms outlined in this offer of employment and related Attachments.1

The position will be based at headquarters with reporting responsibility to the CEO. Compensation for 2021 and terms of acceptance for the position between Vapotherm “the Company” and Brian Lawrence “the Employee” are outlined herein:

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Base Salary of Four Hundred Fifteen Thousand Six Hundred Fifty Five Dollars ($415,655.00) per year.

Vapotherm employees are paid bi-weekly every other Friday, one week in arrears.

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Annual Performance Incentive for 2022 is 45% at Plan Target paid annually. Employee is not eligible for 2021 bonus.

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Sign on Bonus equivalent to forfeited 4Q bonus to be paid in first payroll. If Employee leaves Vapotherm within 6 months of start date, the sign on bonus must be paid back to the Company.

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Severance Agreement provided at a rate of 1.5x base salary and target bonus for a Change in Control circumstance. For non-CIC, severance will be provided at a rate of 1x base salary and target bonus.

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Relocation Reimbursement of $100,000 if used within 24 months of start date.

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Compensation Review

Base compensation and incentive plan will be reviewed annually at the start of each year.

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Company Stock Option Plan

Employee will be eligible to participate in the Company’s Stock Option Plan. Your initial grant will be 81,500 RSUs that will vest in equal installments over 3 years.

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Paid Time Off

Employee Vacation, Sick and Personal Time are combined into one program which is equivalent to 168 hours per year or 4 weeks and 1 day.

Employees may carry over a maximum of Eighty (80) hours of unused PTO time into any new year.

Nine company holidays are also available as paid time off each year though the hours will not deduct from employees’ PTO balances.

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Benefits

Employee benefits are standard to all positions. The Company will pay a percentage of the Employee’s Health Insurance Premium.

Available Benefits also include:

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Dental Benefits
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Vision Benefits

100 Domain Drive • Exeter, NH 03833 • T 603.658.0011 • www.vapotherm.com

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401K
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Employee Stock Purchase Plan
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Flexible Spending Account
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Life Insurance (in the amount of one times the Employee’s base annual salary- up to $250,000 is paid by the company)

[Please note: The terms of any benefit plan or pay policy as stated in this letter and the enclosed documents take precedence over any oral representation.]

This offer is contingent upon the following:

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Employee’s signed acceptance acknowledging they are without existing conflicting agreements, restrictive covenants or obligations that would prevent employment with Vapotherm, Inc.

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Successful completion of our reference and background checking process including drug testing and I-9 verification.

This offer is not to be considered a contract guaranteeing employment for any specific duration. As an at-will employee, both you and the Company have the right to terminate your employment at any time with or without cause. If you do not pass the background check, this offer of employment will be rescinded.

This offer expires if the Employee fails to confirm acceptance by November 19, 2021.

We look forward to welcoming you on board at Vapotherm, Brian, and will confirm formal acceptance by your signature of this offer letter and the attached Non-Compete and Assignment of Inventions Agreement.

If you should have any special questions regarding any of the items included in your Offer Packet, please let us know.

Sincerely,

/s/ Joseph F. Army

Joseph F. Army

President & CEO

Vapotherm, Inc.

Offer of Employment Accepted by your Signature:

/s/ Brian Lawrence

First Name, Initial, Last Name

November 19, 2021

On This Date

1Attachments, requiring your signature:

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Confidentiality, Non-Compete and Assignment of Inventions Agreement
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New Employee Information Sheet

100 Domain Drive • Exeter, NH 03833 • T 603.658.0011 • www.vapotherm.com